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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 8, 2005 (April 15, 2005, as to Note 14), relating to the financial statements and financial statement schedule of Alliance Imaging, Inc., and our report dated March 8, 2005 relating to management's report on the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K/A of Alliance Imaging, Inc., for the year ended December 31, 2004, and to the use of our report dated March 8, 2005 (April 15, 2005, as to Note 14) relating to the financial statements of Alliance Imaging, Inc., appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 28,2005

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  EXHIBIT 23.2